Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-63100, 333-63120, 333-102047, 333-132764, 333-160384, 333-165235, and 333-186532 on Form S-8 and Nos. 333-63142 and 333-192761 on Form S-3 of our reports dated November 18, 2014, relating to the consolidated financial statements and financial statement schedule of Rockwell Collins, Inc. and subsidiaries (“the Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended October 3, 2014.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 18, 2014